UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
2024
Notice of Annual Meeting &
Proxy Statement
hcsg.com
MESSAGE FROM OUR CEO
Dear Fellow Healthcare Services Group, Inc. Shareholders,
In 2023 Healthcare Services Group, Inc. (“our”, “we”, “us”, “HCSG” or the “Company”) continued to build on its momentum, as the wider healthcare industry emerged from a prolonged recovery. During the year we solidified our already strong value proposition by increasing the durability of our business model and our market-leading position.
On the back of strong fundamentals, we increased important metrics such as net income and cash flow from operations, up approximately 12% and 633% respectively. Further, we ended the year by exceeding cash flow expectations and maintaining our high rate of cash collections at 98% and our management of cost of services to our goal of 86%. These significant achievements were made possible by the dedication of and execution by our employees, whose efforts are responsible for our success.
As the industry enters a multi-decade demographic tailwind, we remain focused on three priorities to capitalize on our market position and value proposition:
1.Maintaining our cost of services target. We’ve taken a number of actions over the past few years, such as contract enhancements, budget discipline and regulatory compliance, to provide strong operating momentum heading into 2024. We’ll never take our operational execution for granted and are confident our operators will continue to hit our target.
2.Delivering year over year growth. We are focused on the execution of our organic growth strategy and believe that there are plenty of opportunities to start or expand service relationships in the skilled, long-term and post-acute care spaces, particularly by cross selling our dining services to customers in our existing housekeeping and laundry base.
3.Collecting what we bill. As a lagging indicator of the industry’s recovery, cash collections trends are improving, but remain an area where we can see additional achievement. Given industry trends, there may still be choppiness in 2024, but we believe we’ll see significant strengthening of the metric throughout the year and into 2025.
As the industry continues to grow and evolve, so does HCSG. We are comprised of leaders who are proud to support our Vision: To Be THE Choice For Our Customers, today and every day. The Company is steadfast in its commitment to training and development at every level to best support our promotion-from-within philosophy and give employees exceptional opportunities to grow and develop their career. We are proud of the dedicated associates who make up our Company and thankful for the client partners who trust us to service their communities.
Entering 2024, we have continued to grow our new business prospects, as well as our manager and training pipelines. We remain well positioned to make the most out of the opportunities in front of us. We believe that our strategic priorities - combined with our customer value proposition, the need for our services and the upcoming generational impact on the industry - position us well to deliver long-term shareholder value. I look forward to the year ahead as we remain focused on returning to year-over-year growth.
On behalf of the entire Board of Directors, thank you for your investment in Healthcare Services Group. We invite you to attend our Annual Meeting of Shareholders, which will be held at 10:00 a.m. Eastern Time on Tuesday,
May 28, 2024, and ask for your voting support on the items contained in this proxy.
Sincerely,
Theodore Wahl
President and Chief Executive Officer
2024 PROXY STATEMENT 1
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Record Date	Meeting Date	Meeting Location
April 1, 2024	May 28, 2024	Courtyard Philadelphia Bensalem
	10:00 A.M. (ET)	3280 Tillman Drive, Bensalem, PA 19020
2024 Proposals

		Recommendation	Page
1	To elect nine directors to the Board of Directors	FOR	15

2	To consider an advisory vote on a non-binding resolution to approve the compensation of our named executive officers	FOR	29

3	To approve and ratify Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	52

4	To approve and adopt an amendment to our Restated Articles of Incorporation (the "Articles”) to increase the number of authorized shares of common stock from 100 million to 300 million	FOR	56
We will also take action upon any other business as may properly come before the 2024 Annual Meeting and any adjournments or postponements of that meeting.
How to Vote
Only holders of record of our Common Stock, $0.01 par value (the “Common Stock”) at the close of business on
April 1, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 73,645,000 shares of our Common Stock.
Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to shareholders on or about April 26, 2024.
Shareholders can submit their proxy vote by any of the following methods:

Online	Phone	Mail	In Person
You can vote your shares online at www.proxypush.com/HCSG.	You can vote your shares by calling 1 (866) 390-5232.	You can vote your shares by marking, signing, and dating your proxy card and returning in the postage-paid envelope provided.	You can vote your shares by attending the 2024 Annual Meeting and voting in person.
The proxy statement and annual report to shareholders are available under “2024 Investor Materials” at
www.proxydocs.com/hcsg. Whether or not you expect to attend the Annual Meeting, shareholders can sign and promptly mail the enclosed proxy in order that your shares may be voted for you. A return envelope is provided for your convenience.
April 26, 2024
By Order of the Board of Directors,
Jason J. Bundick
General Counsel, Chief Compliance Officer & Corporate Secretary
2024 PROXY STATEMENT 2
2024 PROXY STATEMENT 3
2024 PROXY STATEMENT 4
  PEOPLE
  SERVING
  EXPERIENCE
Whether we’re talking about dining, environmental, or clinical services,
HCSG’s qualified and professional people are the difference.
With almost fifty years experience and 35,000 employees strong, HCSG effectively serves healthcare communities’ dining, environmental, and nutrition needs.
2024 PROXY STATEMENT 5
our people are
the difference.
Our Management Training Programs offer
comprehensive guidance to aspiring account
managers and district managers on how to effectively
oversee partner accounts.
Our curriculum covers crucial areas such as business
operations, human resources management, financial
and budgetary management, and client relations,
equipping individuals with the necessary skills to thrive
in managerial roles.
Additionally, our training delves into understanding and
upholding HCSG's values, ensuring alignment with the
organization's overarching goals and principles.
HCSG is committed to providing unparalleled
opportunities for career growth and advancement,
ensuring our people are equipped with the skills and
values necessary to excel in their roles.
In addition to the programs described above, HCSG
also has an Employee Engagement and
Recognition Program, including Going Beyond
Awards, recognition pins for company tenure and
military service and the implementation of retention
and referral bonuses.
people.
serving.
experience.
Our people are at the very core of everything that we do.
Supporting our diverse team of individuals drives us to improve and provide developmental opportunities for every team member continuously. We aim to have an engaged workforce and encourage them to reach their full potential.
Our promotions-from-within philosophy opens the door to a stimulating and robust career with HCSG.
The Leadership Empowerment Apprenticeship Program (LEAP)
is one of the first healthcare management apprenticeships registered with the US Department of Labor (DOL) for dining and environmental services.
The 12-month program is uniquely designed to educate field-level employees on essential skills within dining or environmental services to prepare them for management opportunities within HCSG.
2024 PROXY STATEMENT 6
people.
serving.
experience.
2024 PROXY STATEMENT 7
Diversity & Inclusion
HCSG is proud to be an equal opportunity
employer committed to all employees and
applicants regardless of race, color,
religion, sex, national origin, age, disability,
genetics, ethnicity, pregnancy status,
gender identity, sexual orientation, marital
status, political opinions or affiliations,
veteran status, or other legally protected
classes. HCSG also complies with
applicable state and local laws and federal
law requirements that govern
nondiscrimination in every location where
we operate.
We are committed to fostering and
supporting a vibrant company culture that
encourages employees to bring their
authentic and best selves to serve our
resident and client communities. We
believe all employees, regardless of
position, age, race, religion, beliefs,
socioeconomic background, or gender,
should work in an environment where they
are safe, respected, and treated fairly, with
their viewpoints, thoughts, and ideas
encouraged and embraced.
All of our employees must complete
annual diversity training. Our Chief
Compliance Officer has executive
responsibility for our commitment to
fostering a safe and inclusive workplace
and, along with our ESG Committee,
provides ultimate oversight over our
compliance with EEO regulations.
Celebrating and Creating
Diversity Among Our Teams
As of December 31, 2023, our
workforce consisted of:
69%62%
womenBIPOC
        Black,
    Indigenous,
or people of color
Field-based management positions:
60%50%
womenBIPOC
Top quartile of compensation:
63%50%
womenBIPOC
serving
is our
purpose.
2024 PROXY STATEMENT 8
Serving is woven into our fabric at HCSG.
It’s what our people do every day.
It’s what our people are doing right now in
thousands of facilities across the country.
We believe in the greater good and are
committed to serving the communities in
which we all live.
people.
serving.
experience.
2024 PROXY STATEMENT 9
Environmental Services
Maintaining a home-like environment is of the utmost
importance for residents in healthcare communities. The
HCSG team’s expertise in housekeeping and laundry
programs allows us to support client and administrator
partners in providing exceptional living experiences and
environments.
Dining Services
The kitchen is the heart of every home. This is also true
for healthcare communities. HCSG dining team members
thoughtfully source ingredients and carefully craft meals
that appeal to diverse palates and regional preferences.
HCSG’s enhanced focus on service ensures a
consistently exceptional dining experience.
Nutrition Services
As one of the largest employers of Registered Dietitians in
the healthcare industry, HCSG promotes nutrition as the
foundation for healthful living. Collaborating with our
dining service team members, HCSG develops people-
centered practices that support residents' nutritional
preferences and needs.
people.
serving.
experience.
We are committed to minimizing our environmental impact. Consistent with our Environmental, Health, and Safety Policy, the Company seeks innovative ways to reduce the impact our services have on the environment and to minimize our use of natural resources and generation of waste. In addition, we take action to utilize chemicals and supplies that are safer for the environment, for our employees, and for those we serve.
The ESG Committee of the Board oversees and monitors the Company’s enterprise-wide approach to environmental management and sustainability. All relevant employees receive environmental safety and compliance training depending on their roles.
In managing and reporting on our environmental impact, we are guided by feedback from our stakeholders and third-party frameworks, including the Sustainability Accounting Standards Board (“SASB”) Professional & Commercial Services
standard and the Task Force on Climate-Related Financial Disclosures (“TCFD”). Our most recent sustainability report can be found at https://www.hcsgcorp.com/social-impact/.
Our initiatives to reduce our environmental footprint include:
2024 PROXY STATEMENT 10
•Leveraging chemicals and supplies with an array of
environmental certifications, such as Green Seal, UL
ECOLOGO, USDA Certified Biobased Products, and
Green Guard Gold
•Use of concentrated chemicals, which reduce water
use and transportation loads, resulting in reduced fuel
consumption and lower emissions
•Utilizing paper products that are 99% ECOLOGO
certified, 50% compostable, Green Seal Certified and
have up to 90% recycled content
•Leveraging technology for improved outcomes, such
as electrostatic sprayers that offer eco-friendly,
touchless application for effective, even coverage of
chemicals while reducing cross-contamination
•Utilizing proprietary food production software and
menu design to minimize food waste
•Leveraging locally sourced produce, bakery goods,
and dairy products, as available
•Minimizing drop shipments of food products to
reduce fuel consumption and resulting emissions
•Ensuring major suppliers are committed to
environmental management and sustainability
initiatives
•Fitting office space with window tinting and motion-
detection and energy-efficient LED lighting fixtures
to reduce energy consumption
•Implementing a robust recycling program and the
installation of filtered-water stations at our office to
reduce the impact and usage of disposable
products.
Responsible Supply Chain
Our commitment to “Fostering Fulfillment In Our Communities” extends to our supply chain. Our supply-chain management program is led by our Chief Administrative Officer, along with our SVP of Finance and Strategic Sourcing in charge of implementation. The ESG Committee provides Board oversight of our responsible supply chain efforts.
To ensure significant suppliers are aligned with our sustainability objectives, we employ a process to evaluate our national and larger regional providers through obtaining and reviewing ESG-related reports, such as sustainability and certification reports. We use a procurement system that helps us to monitor supplier compliance across our range of standards and requirements, and we regularly communicate with major suppliers regarding environmental and sustainability issues, whether those issues are acute or broad, industry-wide issues.
exceptional
experiences,
impeccable
services
2024 PROXY STATEMENT 11
Creating experiences for residents is our calling.
Through the strength of our people and the services we provide, HCSG is in a unique position to positively impact their lives.
Our holistic approach enables us to go beyond traditional expectations and deliver joy to residents and their families.
people.
serving.
experience.
2024 PROXY STATEMENT 12
HCSG is dedicated to enhancing residents'
lives through exceptional environmental,
dining, and nutrition services.
Our housekeeping and laundry services
maintain clean, organized living spaces,
fostering comfort and well-being. A clean
and safe environment promotes physical
health and instills a sense of dignity and
pride, transforming routine tasks into
meaningful moments that enrich residents'
lives.
Dining services provide meals that are more
than just sustenance— they are
opportunities for socialization and
enjoyment. By offering appealing and
nutritious meals, we create moments of
comfort and connection, fostering a sense of
community among residents. These
experiences nurture both the body and spirit,
contributing to residents' overall well-being
and sense of belonging within their
community.
Our commitment to creating memorable
experiences transcends basic needs,
focusing on enriching residents' lives
holistically. Through meticulous attention to
detail and personalized care, our services
provide physical comfort and emotional and
psychological fulfillment. By treating each
interaction as an opportunity to make a
positive impact, we elevate the quality of life
for nursing home residents, fostering lasting
memories that bring joy and fulfillment to
their daily lives.
people.
serving.
experience.
In our pursuit of Fostering Fulfillment in Communities, we recognize the crucial role of a dedicated and inspired team, wholeheartedly committed to making positive contributions to every community we serve, nurturing happiness and satisfaction in people’s lives.
2024 PROXY STATEMENT 13
For the third consecutive year, HCSG has been recognized as one of the
Most Trustworthy Companies in America. This recognition highlights our commitment to providing exceptional services to our partner facilities.
We are proud to have been recognized as one of America’s Greatest
Workplaces for Diversity in 2024. HCSG is committed to fostering and supporting a vibrant company culture that encourages employees to bring their authentic and best selves to serve our resident and client communities.
Named as one of America's greatest workplaces in 2023, this recognition highlights our commitment to organizational stability and growth through productivity, career development, and a positive work- life balance where team members feel respected and valued.
Our commitment to job advancement and career growth at HCSG is unmatched. That’s why we were especially proud to receive the honor of one of America’s Greatest Workplaces for Job Starters in 2023.
HCSG prides itself on going above and beyond for active and veteran military members and their families. From our nationwide opportunities to our pledge to support the hiring of service members and their spouses, we take pride in having America’s heroes on our team.
directors,
officers &
corporate
governance
2024 PROXY STATEMENT
2024 PROXY STATEMENT 14
Election of Directors. (Proposal No. 1)
At the Annual Meeting, nine directors of the Company are to be elected, each to hold office for a term of one year. All nominees currently serve as Directors. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named in Directors, Officers &
Corporate Governance below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualified. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.
The Board of Directors recommend a vote “FOR” all nominees.
Vote Required
Pursuant to Pennsylvania law, the Company has plurality voting in uncontested elections of directors.
Pursuant to Pennsylvania law, in an uncontested election of directors the affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required to elect a director.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 15
Healthcare Services Group, Inc. Board of Directors
The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.
These include corporate governance standards and disclosure requirements resulting from the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the Nasdaq Stock Market LLC (“Nasdaq”) also has corporate governance and listing requirements. Our corporate governance policies are available on our website at http://
investor.hcsgcorp.com/governance.
Board of Directors.
The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate.
The Board met four times during the fiscal year ended December 31, 2023 and took one action by unanimous written consent. During 2023, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2023, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2023. We do not have a policy with regard to attendance by directors at annual meetings of shareholders. Three directors attended the 2023 Annual Meeting of
Shareholders.
2024 Director Nominees.
Ms. Casey is a retired Clinical Nursing Coordinator (CNC) of Endoscopy at Huntingdon
Valley Surgery Center, an AAAHC accredited healthcare facility, where Ms. Casey worked for more than five years before her retirement in 2018. Previously, Ms. Casey was employed at Holy Redeemer Health Systems in various surgical nursing and management positions.
Skills, Experience, & Qualifications:
Committees: Chairwoman of the Nominating, Compensation and Stock Option
Committee (“NCSO Committee”)
Ms. Castagnino has been an Information Specialist at United Spinal Association, a
national 501(c)(3) non-profit membership organization dedicated to enhancing the quality of life of all people living with spinal cord injuries and disorders (SCI/D), for more than the past five years. Previously, Ms. Castagnino was an international consultant for Lazos
Profesionales Asociación Civil and the Inter-American Development Bank.
Skills, Experience, & Qualifications:
Committees: Environmental, Social & Governance Committee (“ESG Committee”)
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 16
DANIELA
CASTAGNINO
Age: 49
Director Since: 2018
DIANE S. CASEY
Age: 70
Director Since: 2011
2024 Director Nominees.
Mr. Frome has been Counsel to the law firm of Olshan Frome Wolosky LLP since 2018 and previously was a partner at such firm for more than five years assisting clients with in a broad range of capital-raising transactions, IPO's and private placements.
Skills, Experience, & Qualifications:
Committees: None
Ms. Grant has been the Managing Partner and President of Chatham Financial since
2022. Ms. Grant also serves as a board member of Chatham Financial. Ms. Grant’s previous roles at Chatham Financial include Chief Operating Officer, Managing Director in the Global Real Estate practice and co-head of Chatham’s European business from 2017 to 2022. Ms. Grant has concentrated on risk management strategies for Real Estate
Investment Trusts (REITs), specializing in interest rate and foreign currency hedging.
Prior to joining Chatham, Ms. Grant worked at Booz Allen Hamilton in the Capital Asset
Management group.
Skills, Experience, & Qualifications:
Committees: Audit Committee
Mr. McFadden has been the Principal of Global Circulation Services, a provider of marketing and advertising services to media and publishing companies since 2008. Mr.
McFadden previously worked at the McGraw-Hill Companies (parent company of
Standard and Poor's) where he held management positions within their global circulation, sales and outsourcing services departments for approximately 15 years.
Skills, Experience, & Qualifications:
Committees: NCSO Committee
Mr. Ottaviano is a retired Principal of D20 Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously, Mr. Ottaviano was employed for over 20 years with Transcontinental Direct (successor to Communication Concepts, Inc.), a publicly held outsourcing printer, retiring in 2022 as Vice President of Business
Development.
Skills, Experience, & Qualifications:
Committees: Audit Committee
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 17
ROBERT L. FROME
Age: 86
Director Since: 1983
LAURA GRANT
Age: 44
Director Since: 2020
JOHN J. MCFADDEN
Age: 62
Director Since: 2012
DINO D. OTTAVIANO
Age: 76
Director Since: 2007
2024 Director Nominees.
Mr. Simmons, Jr. has been an audit partner at WithumSmith+Brown, PC (“Withum”), a public accounting firm registered with the Public Company Accounting Oversight Board
(“PCAOB”), since 2021. Prior to joining Withum, Mr. Simmons, Jr. was a partner at Citrin
Cooperman & Company LLP from 2017-2021. Mr. Simmons, Jr.'s experience includes audit and consulting services regarding Sarbanes-Oxley 404 integrated audits, technical accounting and due diligence for domestic and international clients. Mr. Simmons, Jr. is a past member of the National Association of Black Accountants and previously served on the board of the New Jersey Technology Advisory Council. Mr. Simmons, Jr. is currently a member of the Association for Corporate Growth.
Skills, Experience, & Qualifications:
Committees: Audit Committee Chairman, ESG Committee
Mr. Visconto has been a Principal of American Property Holdings, a real estate investment firm focused on the acquisition, development and management of multi-
family/senior housing and commercial assets for more than the past five years. Mr.
Visconto is an active member of the real estate community and participates in a variety of industry-related associations including The American Senior Housing Association, The
Association of the National Investment Center for Senior Housing and Care and The
National Association of Realtors.
Skills, Experience, & Qualifications:
Committees: Board Chairman, ESG Committee Chairman
Mr. Wahl has been the President and Chief Executive Officer of the Company since May
2015. Mr. Wahl joined the Company in 2004. Prior to his appointment to President and
Chief Executive Officer, Mr. Wahl served as President and Chief Operating Officer,
Executive Vice President & Chief Operating Officer, Vice President of Finance, Regional
Manager, Regional Sales Director, District Manager and Facility Manager. Prior to joining the Company, Mr. Wahl was a Senior Manager with EY’s Transaction Advisory Group.
Skills, Experience, & Qualifications:
Committees: None
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 18
KURT SIMMONS, JR.,
CPA
Age: 40
Director Since: 2021
JUDE VISCONTO
Age: 50
Director Since: 2015
THEODORE WAHL
Age: 50
Director Since: 2011
Individual Board Skills Matrix
We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our shareholders. While the NCSO Committee has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. Each director is expected to exhibit commitment to enhancing shareholder value, have sufficient time to carry out their duties and be able to provide insight and practical wisdom based on their experience. The below matrix highlights the individual strengths and focuses that each nominee may contribute to the Board as a whole. The absence of an “X” for a particular expertise or experience does not indicate that the director in question is unable to contribute to the decision-making process in that area.
•Mr. Wahl, Ms. Casey and Ms. Castagnino have extensive experience in the healthcare services industry. Their operational experience, in addition to Mr. Wahl’s financial expertise, enables them to provide guidance with respect to our operations. Also, since Ms. Casey and Ms. Castagnino have not been employees of the Company and have served their careers in patient care and advocacy, respectively, we believe they bring a patient care perspective to the Company. For instance, Ms. Casey and Ms. Castagnino may provide a deeper understanding of the impact new developments related to the healthcare services industry have on patient-related issues which they can bring forward to the attention of Company management as appropriate. Also, they each have a keen understanding of the positive impact that our services can have on the vulnerable population that we serve.
Additionally, Ms. Castagnino’s experience with non-governmental and not-for-profit institutions provides valuable insight into a customer segment that supports the Company’s growth strategy.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 19
•Mr. Visconto and Ms. Grant have real estate experience as a Principal of American Property Holdings and
Managing Partner of Chatham Financial, respectively. Mr. Visconto has specific experience in the acquisition, development and management of multi-family, senior housing and commercial assets. Mr. Visconto also has extensive experience with licensed operators, management companies and property owners, all of which align with our customer base. Among other qualifications, Ms. Grant has extensive experience with risk management strategies specific to REITs and the REITs industry as well as financial expertise in the areas of capital and asset management.
•Mr. Frome has extensive legal experience. In addition, Mr. Frome has also served as a member of the board of directors of other public companies and has extensive corporate finance experience, Securities and Exchange
Commission (“SEC”) compliance experience and mergers and acquisitions experience, which aids his service to the Board. Furthermore, Mr. Frome also has extensive executive experience as he had served as the managing partner of Olshan Frome Wolosky LLP.
•Mr. Simmons, Jr.'s experience as a certified public accountant provides him with extensive financial and accounting expertise obtained from over fifteen years in public accounting. Mr. Simmons, Jr. qualifies as an audit committee financial expert under SEC guidelines, and he brings executive experience to the Board as he serves as a partner at a PCAOB registered accounting firm.
•Mr. McFadden has sales and marketing experience both as a Principal of his consulting company and through his experience at the McGraw Hill Companies that provide him with an understanding of a large public company’s operations as well as the compliance obligations of a public company. Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, and the compliance obligations of public companies.

Board Diversity Matrix*
(As of April 26, 2024)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American	—	1
Hispanic or Latinx	1	—
White	2	5
*As of April 26, 2024. There have been no changes to this information since the publication of the Board
Diversity Matrix dated as of April 28, 2023, which is posted on our website.
Director Independence
In accordance with the listing requirements of Nasdaq, a majority of the current members of the Company’s Board are independent, namely: Diane S. Casey, Daniela Castagnino, Robert L. Frome, Laura Grant, John J. McFadden,
Dino D. Ottaviano, Kurt Simmons, Jr. and Jude Visconto. Accordingly, if such members are re-elected, a majority of the members of the Company’s Board will continue to be independent.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 20
Board Committees
The Board has established an Audit Committee, an ESG Committee and an NCSO Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The Board’s practice is to limit membership of each of its committees to independent directors and to designate any director who has been employed by the
Company within the past 5 years as non-independent for this purpose. The Board has also adopted a written charter for each of the Audit Committee, ESG Committee and the NCSO Committee. Each written charter is available on our website at https://investor.hcsgcorp.com/governance. The functions of those committees, their current members and the number of meetings held during 2023 are described below:
Audit Committee.
The primary responsibilities of the Audit Committee, as described in the Amended and Restated Audit Committee
Charter include:
•appointment, compensation and oversight of the Company’s Independent Registered Public Accounting
Firm, who report directly to the Audit Committee, including (i) prior review of the Independent Registered
Public Accounting Firm’s plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Registered Public Accounting Firm and (iii) annual assessment of the qualifications, performance and independence of the Independent Registered Public Accounting Firm;
•overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;
•providing an open avenue of communication among the Independent Registered Public Accounting Firm and financial and other senior management and the Board;
•reviewing with management and, where applicable, the Independent Registered Public Accounting Firm,
prior to release, required annual, quarterly and interim filings by the Company with the SEC and the type and presentation of information to be included in earnings press releases;
•reviewing material issues, and any analysis by management or the Independent Registered Public
Accounting Firm, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;
•reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the
Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;
•reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 21
Board Committees
Audit Committee.
•reviewing and overseeing compliance with the Company’s Code of Ethics and Business Conduct;
•establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and
•reporting Audit Committee activities to the full Board and issuing annual reports to be included in the
Company’s Proxy Statement.
If elected, each of Ms. Grant and Messrs. Ottaviano and Simmons, Jr. are independent directors as such term is defined by Rule 5605(a)(2) of the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934,
as amended (the “Exchange Act”). Mr. Simmons, Jr. has been designated as an “audit committee financial expert”
and he satisfies the attributes required of an audit committee financial expert pursuant to Section 407 of Sarbanes-
Oxley.
The Audit Committee met five times during fiscal year 2023. The report of the Audit Committee for the fiscal year ended December 31, 2023 is included herein under “Audit Committee Report” below.
Environmental, Social & Governance Committee.
The ESG Committee assists the Board by:
•overseeing and monitoring the Company’s enterprise-wide approach to environmental issues, social responsibility and governance considerations;
•reviewing, evaluating and providing guidance to management with respect to social, employment, governance, diversity and inclusion, environmental and other matters of interest to the Company and its stakeholders;
•monitoring the Company’s progress towards achieving sustainability goals and objectives; and
•providing guidance on business conduct, ethics and other Code of Ethics and Business Conduct matters as the same relate to the subject matter being overseen by the ESG Committee.
If elected, each of Ms. Castagnino and Messrs. Simmons, Jr. and Visconto are independent directors as such term is defined by Rule 5605(a)(2) of the Nasdaq listing standards. The ESG Committee met two times during fiscal year
2023.
Nominating, Compensation and Stock Option Committee.
The NCSO Committee assists the Board by:
•developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;
•identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company’s shareholders;
•discharging the Board’s responsibilities relating to the compensation of Company executives; and
•administering the Company’s equity-based compensation plans.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 22
Board Committees
Nominating, Compensation and Stock Option Committee.
The NCSO Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board. The NCSO Committee believes that nominees for
Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s shareholders. While the NCSO Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors, the NCSO
Committee believes that diversity is an important factor in assessing potential board members along with the particular qualifications and experience required to meet the needs of the Board. Furthermore, as part of the NCSO
Committee’s review of board composition, the NCSO Committee considers diversity of experience and background in an effort to foster a strong and effective board. The NCSO Committee seeks to ensure that the composition of the
Board at all times adheres to the independence requirements of the Nasdaq listing standards and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. Although the NCSO Committee has not established a formal process for identifying and evaluating nominees for Director, the NCSO Committee uses multiple sources for identifying and evaluating nominees for
Director, including referrals from current Directors and shareholders.
The NCSO Committee has not adopted a policy or process by which shareholders may make recommendations to the NCSO Committee of candidates to be considered by this NCSO Committee for nomination for election as
Directors. The NCSO Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the NCSO Committee under its Charter.
Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220
Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary either by personal delivery or by
United States mail.
The report of the NCSO Committee regarding executive compensation for the fiscal year ended December 31, 2023 is included herein under the “Nominating, Compensation and Stock Option Committee Report” below.
If elected, each of Ms. Casey and Mr. McFadden are independent directors as such term is defined by Rule
5605(a)(2) of the Nasdaq listing standards. The NCSO Committee met two times during fiscal year 2023 and also acts by unanimous written consent when necessary and appropriate.
Board Leadership
Jude Visconto was appointed Chairman of the Board of Directors in 2017 and has served as an independent director since 2015. The Board believes that Mr. Visconto’s financial background and management experience are qualifications for the role of Chairman of the Board. In addition, Mr. Visconto’s operational experience brings additional perspective to the Board as the Company grows and provides continued operational excellence.
If Mr. Visconto is re-elected to the Board, it is the intention of the Board that he continue to serve as Chairman of the
Board. As Chairman of the Board, Mr. Visconto’s duties include: (i) approving agendas, schedules and supporting information provided to the Board; (ii) ensuring the Board has full, timely and relevant information to support its decision-making requirements; (iii) performing the duties of the Chairman at Board meetings; (iv) consulting on the effectiveness of Board committees; (v) at his sole discretion, when necessary and appropriate, calling meetings of the Board’s non-employee directors; (vi) consulting as to the timeliness of the flow of information from the Company that is necessary for the directors to effectively perform their duties; (vii) serving as principal liaison between the non-employee, independent directors and the President and Chief Executive Officer; (viii) if requested by shareholders, being available for consultation and direct communication; and (ix) other duties requested by the
Board. In addition, Mr. Visconto presides at executive sessions of the Board without the presence of management.
We believe that including an independent chairman in our Board structure enhances the effectiveness of our Board.
This structure strengthens our corporate governance by promoting active engagement, objectivity, independence and oversight of management.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 23
Kurt Simmons, Jr. was appointed Chairman of the Audit Committee in 2022 and has served as an independent director since 2021. In the absence of the Chairman of the Board, the Chairman of the Audit Committee will assume the interim responsibilities of the Chairman of the Board.
Directors' Fees
The Company pays each non-employee director a quarterly retainer. The Chairman of the Board and Chairman of the Audit Committee each receive a quarterly retainer of $15,000. Non-chair members of the Audit Committee receive a quarterly retainer of $7,500. Members of the NCSO Committee receive a quarterly retainer of $3,750.
Directors who do not sit on either of these committees receive a quarterly retainer of $2,500. In addition to these director fees our directors also receive equity awards. Directors may also elect to receive their retainers in the form of fully vested Deferred Stock Units (“DSUs”) with a grant date fair value equivalent to their respective quarterly payment in lieu of cash. The number of DSUs granted to these directors is determined based on the stock price on the award date and approximates the cash value the directors would otherwise receive for their retainer. DSUs issued in lieu of cash for retainers vest immediately. During 2023, Messrs. Frome and Simmons Jr. made the election to receive their retainer in the form of DSUs for their 2023 Board of Directors retainer.
Directors’ Compensation.
A director who is also an employee is not separately compensated for their service as a director. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Deferred Stock Unit Awards [1,2]	Total
Diane S. Casey [3]	$15,000	$40,002	$55,002
Daniela Castagnino [4]	$10,000	$40,002	$50,002
Robert L. Frome [5]	$—	$50,033	$50,033
Laura Grant [6]	$30,000	$40,002	$70,002
John J. McFadden [7]	$15,000	$40,002	$55,002
Dino D. Ottaviano [8]	$30,000	$40,002	$70,002
Kurt Simmons, Jr. [9]	$—	$100,028	$100,028
Jude Visconto [10]	$60,000	$40,002	$100,002

1.The amounts in this column do not reflect compensation actually received by the Director, nor do they reflect the actual value that will be recognized by the Director. Instead, the amounts represent the expense to be recognized for financial statement reporting purposes with respect to the grant date fair value of the 2023 Deferred Stock Unit (“DSU”) awards made to each Director. In accordance with Financial
Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the fair value of the awards was estimated using the share price on the date of grant.
2.Each DSU award vests in one year from the grant date. Once vested, the recipient shall be entitled to receive a lump sum payment of a number of shares equal to the total number of DSUs issued to such recipient upon the first to occur of (i) the five year anniversary of the date of grant, (ii) the recipient’s death, disability or separation of service from the Board, or (iii) a change of control (as defined by the 2020
Plan).
3.Ms. Casey had vested options to purchase 26,004 shares of Common Stock as of December 31, 2023.
4.Ms. Castagnino had vested options to purchase 7,002 shares of Common Stock as of December 31, 2023.
5.Mr. Frome had vested options to purchase 32,007 shares of Common Stock as of December 31, 2023.
6.Ms. Grant had vested options to purchase 3,001 shares of Common Stock as of December 31, 2023.
7.Mr. McFadden had vested options to purchase 32,007 shares of Common Stock as of December 31, 2023.
8.Mr. Ottaviano had vested options to purchase 32,007 shares of Common Stock as of December 31, 2023.
9.Mr. Simmons, Jr. had no vested options as of December 31, 2023.
10.Mr. Visconto had vested options to purchase 22,005 shares of Common Stock as of December 31, 2023.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 24
Annual Evaluation
Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our shareholders.
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company.
Our Code of Ethics and Business Conduct is intended to ensure compliance with all laws and regulations affecting our ability to provide quality services to our clients and abiding by principles of integrity, honor and concern for others. It is intended to promote honest and ethical conduct and full and accurate reporting of compliance matters.
Our Code of Ethics and Business Conduct covers topics including health and safety, conflicts of interest, inappropriate workplace behavior, use of customer property and others. All company personnel are required to complete annual ethics and compliance training. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsg.com.
Board's Role in Risk Oversight
Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the
Company’s general risk management strategy, including the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board monitors particular risk management matters in connection with its general oversight and approval of corporate matters. In addition, the
Company maintains an Ethics and Compliance Hotline accessible to all employees and an Incident Management
Policy that requires that any reports or allegations related to (i) accounting, internal accounting controls or auditing matters, (ii) questionable accounting or auditing matters, (iii) fraud, and (iv) violations of the Company’s Code of
Ethics and Business Conduct be thoroughly investigated (with consultation with the Audit Committee, as appropriate), and that the Chief Compliance Officer provide reporting of compliance activity to the Audit Committee on a quarterly basis, providing a high-level summary and analysis of the compliance activity for the period.
The Board has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements, the Company's internal audit function, the Company's cybersecurity risk program, and the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our NCSO and ESG Committees also consider and address risk as they perform their committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.
The Company’s management is responsible for day-to-day risk management under the direction of Jason J.
Bundick, the Company’s Executive Vice President, Chief Compliance Officer, General Counsel and Secretary. The
Chief Compliance Officer provides quarterly reports regarding the Company’s enterprise risk management process and relevant legal and regulatory compliance issues to the Board of Directors. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, environmental, social and governance, compliance and reporting levels. The Company conducts an annual review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the Company revises such procedures and policies. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 25
Cybersecurity
The Audit Committee oversees the Company's cybersecurity risk mitigation efforts, and management is responsible for implementing the cybersecurity risk prevention program. The program includes ongoing employee education and procedures for cybersecurity incident prevention, detection and response. The Audit Committee reports to the full
Board as appropriate, including when a matter rises to the level of a material risk. The Company retains a third-party consulting firm specializing in cybersecurity which assesses the Company's cyber-related risk exposure and provides recommendations for management to mitigate against such risks. Management provides quarterly updates on cybersecurity matters to the Audit Committee. Despite these efforts, we are at risk from data breaches and system disruptions, and we cannot provide any assurances that such events and impacts will not be material in the future. For more information on the Company's risks and risk mitigation efforts regarding cybersecurity refer to Item
1A and Item 1C in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the
SEC.
Communications from Shareholders
The Board has established a process for shareholders to send communications to the Board. Shareholders may send communications to the Board generally or to a specific director at any time by writing to: Healthcare Services
Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary. The Company
reviews all messages received and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board.
Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the
Board generally, to the chairwoman of the NCSO Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.
DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 26
Non-Director Executive Officers
Our non-director executive officers for the 2023 fiscal year are listed below. For biographical information relating to
Mr. Wahl, please refer to the Company’s Board nominees section of this Proxy Statement.

ANDREW M. BROPHY, CPA
Vice President, Controller & Principal Accounting Officer
Age: 34

Mr. Brophy has served in his current role since December 2021. Mr. Brophy had previously served as the Company’s Acting Principal Accounting Officer from February through November 2021, Director of Accounting since November 2020 and SEC
Reporting Manager since January 2018. Prior to joining the Company, Mr. Brophy was a senior consultant with Centri Business Consulting.

JASON BUNDICK, ESQ.
Executive Vice President, Chief Compliance Officer, General Counsel & Secretary
Age: 47

Mr. Bundick has served in his current role since December 2013. Mr. Bundick joined the Company in 2012 as Corporate Counsel. Prior to joining the Company, Mr. Bundick was an attorney with the law firm of Drinker Biddle & Reath LLP for more than five years.

ANDREW W. KUSH
Executive Vice President & Chief Operating Officer
Age: 46

Mr. Kush has served in his current role since February 2020. Mr. Kush had previously served as Executive Vice President and Chief Administrative Officer since June 2017, and as Senior Vice President of Human Resources & Risk Management from 2013 to
2017. Mr. Kush joined the Company in 2010 as the Vice President of Human
Resources. Prior to joining the Company, Mr. Kush was a Vice President of Risk
Management with PNC Financial Services Group, Inc.

PATRICK J. ORR, ESQ.
Executive Vice President & Chief Revenue Officer
Age: 49

Mr. Orr has served in his current role since January 2021. Mr. Orr joined the Company in 2014 as Senior Vice President of Financial Services. Prior to joining the Company,
Mr. Orr was a partner at the law firm of Klestadt & Winters, LLP.

JOHN C. SHEA, CPA, MBA
Executive Vice President & Chief Administrative Officer
Age: 52

Mr. Shea has served in his current role since September 2021. Mr. Shea had previously served as Chief Financial Officer, Secretary, Vice President of Finance, and
Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of
Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.

DIRECTORS, OFFICERS & CORPORATE GOVERNANCE
2024 PROXY STATEMENT 27
executive
compensation
2024 PROXY STATEMENT
2024 PROXY STATEMENT 28
EXECUTIVE COMPENSATION
Advisory Vote on Executive Compensation. (Proposal No. 2)
The Board of Directors recognizes the significant interest of shareholders in executive compensation matters.
Pursuant to amendments to Section 14A of the Exchange Act and the shareholder vote on the frequency of the advisory vote on executive compensation at our 2023 Annual Meeting of Shareholders, we are providing our shareholders with an annual opportunity to cast an advisory vote (commonly referred to as “say-on-pay”) to approve the compensation of our Named Executive Officers.
We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers
(which consist of our President and Chief Executive Officer, the Principal Accounting Officer and our other three highest paid executive officers in 2023), as such compensation is disclosed in the Compensation Discussion and
Analysis, compensation tables and narrative discussion set forth below in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our President and
Chief Executive Officer and Executive Vice Presidents of the Company that is tied to the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation
Discussion and Analysis below. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align interests of the President and Chief Executive Officer and Executive Vice Presidents of the Company with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of the total compensation paid to the
President and Chief Executive Officer and Executive Vice Presidents of the Company is intended to be variable and delivered on a pay-for-performance basis. The Company believes that the compensation paid to the NEO who is not an Executive Vice President is appropriate based on the scope of his responsibilities and takes into account competitive market compensation paid by companies in our industry.
Our Board of Directors believes that the information provided above and within the “Executive Compensation”
section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-
term value creation.
The Board of Directors recommend a vote “FOR” the adoption of the following non-binding resolution:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the
Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.
This say-on-pay vote is advisory, and therefore not binding on the Company, the NCSO Committee or our Board of
Directors.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the votes cast at the Annual
Meeting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
2024 PROXY STATEMENT 29
Compensation, Discussion & Analysis
Healthcare Services Group, Inc. provides management, administrative and operating expertise and services to the housekeeping, laundry, linen, facility maintenance and dietary service departments of healthcare facilities, including nursing homes, retirement complexes, rehabilitation centers and hospitals located throughout the United States. We provide such services to approximately 2,700 facilities throughout the continental United States as of December 31,
2023. We believe we are the largest provider of housekeeping and laundry management services to the long-term care industry in the United States.
With almost 50 years of industry experience, HCSG aims to deliver improved operational, regulatory, and financial outcomes. We seek to achieve this by designing and implementing the most efficient systems, holding our teams accountable, measuring and reporting our results and designing quality assurance programs to continually assess and improve our programs. We pursue excellence via an ever-evolving and expanding focus on training and the development of team members at every level. At all times, we are guided by our Company Purpose of Fostering
Fulfillment in Communities.
Our Named Executive Officers.
We refer to our President and Chief Executive Officer, the Principal Accounting Officer (who also serves as the
Principal Financial Officer) and our three most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). In 2023, our NEOs
were as follows:
We refer to our President and Chief Executive Officer and our Executive Vice Presidents as the Company’s
“Executive Management Team.” Jason J. Bundick, Executive Vice President, Chief Compliance Officer, General
Counsel & Secretary is also a member of the Executive Management Team but is not an NEO as defined above.
2023 Business Highlights.
While the crisis brought on by the COVID-19 pandemic showed some signs of abatement during 2023, our clients in the long-term and post-acute care industry continued to dedicate significant financial and other resources to protect their residents, employees and visitors from COVID-19 and remained challenged by on-going occupancy pressures, inflationary cost pressures, labor shortages and unprecedented wage growth resulting from the pandemic and its aftermath. Notwithstanding the industry challenges, from an overall operational and financial stewardship point of view, the Board and NCSO Committee believed that in 2023, the Executive Management Team performed well in a challenging environment involving high levels of industry stress and difficult market conditions.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 30
JOHN C. SHEA,
CPA, MBA
Executive Vice
President &
Chief Administrative
Officer
THEODORE WAHL
President,
Chief Executive
Officer & Director
ANDREW W. KUSH
Executive Vice
President &
Chief Operating
Officer
PATRICK J. ORR,
ESQ.
Executive Vice
President &
Chief Revenue
Officer
ANDREW M.
BROPHY, CPA
Vice President,
Controller &
Principal Accounting
Officer
Compensation, Discussion & Analysis
2023 Business Highlights.
Key 2023 accomplishments included the following:
Guided by our Company Purpose of Fostering Fulfillment in Communities, our Managers and Associates
continued to lead and serve on the frontlines - through the pandemic, and most recent reduced workforce availability, precipitous rise in inflation and supply chain challenges - while tirelessly supporting our customers and ensuring the well-being of America’s most vulnerable;
Successfully transitioned nearly 330 facility ownership changes;
Achieved strong financial performance by improving our net income and cash flow from operations by approximately 12% and 633%, respectively.
Successfully completed our service agreement modification initiative, adjusting for the extraordinary labor inflation experienced during the second half of 2021 and improving our position to address future inflation on labor on a more real-time basis;
Exited the fiscal year with cost of services in line with our historical target of 85% of revenues earned;
Further reduced workers' compensation claim scope resulting in favorable loss development trends; and
Demonstrated continued financial discipline and efficiency with return on assets of 4.9%, return on equity of
8.4% and return on invested capital of 10.4%.
The Board and NCSO Committee did not make any adjustments to the executive compensation framework in 2023.
The base salary of our CEO (which has been unchanged since 2016) and most other members of the Executive
Management Team remained unchanged. Incentive compensation for 2023 was based on the same metrics used in
2022 as the metrics used in determining incentive awards have proven to be resilient and relevant. The detail below more fully describes our structure and compensation paid in fiscal year 2023.
Compensation Objectives.
NEO compensation is based on a combination of Company and individual contributions to our performance, along with each NEO’s level and scope of responsibility. Our NCSO Committee believes that the compensation paid is consistent with our overarching principle that the compensation plan for the Executive Management Team should be closely aligned with Company performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining high-level executive talent.
In establishing compensation for the Executive Management Team, the following are the objectives of the Company and the NCSO Committee:
•Attract and retain individuals of superior ability and executive talent;
•Align executive compensation with our corporate strategies, business objectives and the long-term interests of our shareholders; and
•Enhance the executive officers’ incentive to maximize shareholder value, as well as promote retention of key personnel, by providing a portion of total compensation in the form of direct ownership in the Company through equity compensation.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 31
Compensation, Discussion & Analysis
Compensation Objectives.
To support these objectives, the Company’s compensation program for the Executive Management Team has the following characteristics:

What we do:		What we don’t do:
o	Significant share ownership requirements for the CEO and Executive Vice Presidents	o	No employment agreements containing special severance payments such as golden parachutes
o	Double-trigger requirements for vesting of equity awards on a change in control	o	No hedging or engaging in derivative transactions related to Company shares
o	A cap on the annual incentive payout for the CEO	o	No gross-up payments to cover income taxes related to executive compensation
o	Majority of the Executive Management Team’s compensation is “at-risk”	o	No repricing or backdating of stock options
o	Operate a clawback policy that applies to “at-risk” variable compensation	o	No retirement programs that are specific to executive officers
o	Balance “at-risk” compensation across short-term and long-term time horizons
o	Engagement of an independent compensation consultant
Compensation Oversight.
Among its duties, the NCSO Committee is accountable for discharging the Board’s responsibilities relating to the compensation of the Company’s NEOs. Accordingly, the NCSO Committee conducts an annual review of the aggregate level of such compensation, as well as the mix of elements used to compensate the NEOs.
To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success. To accomplish these objectives we rely on programs that provide compensation in the form of both cash and equity. Although our NCSO Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the NCSO Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with the interests of shareholders.
Determination of Compensation Awards.
The compensation of the President and Chief Executive Officer of the Company is determined by the NCSO
Committee. Such determination is based on a number of factors including:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.
The NCSO Committee has also historically taken into account input from other independent members of our Board in determining the compensation of the President and Chief Executive Officer. Compensation for the other NEOs is recommended by the President and Chief Executive Officer and reviewed by the NCSO Committee, taking into account the same factors described above.
The Company engages an independent compensation consultant as needed, who provides advice as requested in areas such as peer group composition, market benchmarking and executive compensation policy design.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 32
Compensation, Discussion & Analysis
Review of Compensation
In reviewing compensation, publicly available data relating to the compensation practices and policies of other companies within and outside our industry is collected to the extent it is available. For NEO compensation, our review includes comparing to data analyzed from proxy filings from the below listed companies. For other Executive
Management Team members, compensation survey data is also used for companies with similar revenues to the
Company. The NCSO Committee believes that gathering information about the compensation practices of other companies is an important part of our compensation-related decision-making process.
Given the challenge that there are no other U.S. publicly-traded companies specifically engaged only in the
Company’s business, which provides housekeeping and food services primarily to the healthcare industry and overwhelmingly to the long-term care segment of the industry, our comparator group has been developed looking at a broader cross-section of service industry companies. The NCSO Committee periodically reviews the peer group to identify relevant companies for comparison. The following companies have been selected as reasonable comparators for talent as they operate in similar industries, are of similar size and scope and/or have similar employee bases. That group consists of the following:

o	ABM Industries Incorporated	o	CoreCivic, Inc.
o	Amedisys, Inc.	o	J&J Snack Foods Corp.
o	AMN Healthcare Services, Inc.	o	The Brink’s Company
o	Chemed Corporation	o	Modivcare, Inc.
o	Clean Harbors, Inc.	o	UniFirst Corporation
Given the challenges noted above in identifying directly comparable companies, if and when collected, market data is just one factor that the NCSO Committee considers in reaching decisions. Such other factors considered include individual performance, the trends in Company performance relative to broader market indices, the industry in which we operate, tax implications and achievements in the Company’s social and sustainability efforts.
Incorporating Shareholder Feedback.
The NCSO Committee was pleased that approximately 93% of votes cast at the 2023 Annual Meeting of
Shareholders approved, on an advisory basis, the compensation of the Company’s NEOs at such time. The NCSO
Committee considered that support in its efforts to align the Company’s executive compensation policies with long-
term shareholder interests. In particular, we believe that the voting outcome reaffirmed that changes we have made over the past several years, which include introducing performance-based equity awards (in the form of performance stock units, or “PSUs”), continue to be well received and effective.
The NCSO Committee will continue to monitor voting outcomes and feedback received from shareholders in reviewing the compensation program of our NEOs.
Alignment of Pay and Performance.
The NCSO Committee believes that including a blend of stock options, restricted stock units (“RSUs”) and PSUs as a significant component of compensation for our Executive Management Team has successfully aligned pay with performance. This is evidenced through the fact that during the tenure of our current President and Chief Executive
Officer, the outcome under the annual incentive plan and value of equity awarded has generally trended in line with operating performance.
Elements of Compensation.
Base Salary.Base salaries for our NEOs are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry for each such position. Base salaries are reviewed annually and may be adjusted to take into account changes in responsibilities, individual performance, experience, practices in our compensation comparator group and the state of our industry more broadly.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 33
Compensation, Discussion & Analysis
Elements of Compensation.
Mr. Wahl’s base salary as President and Chief Executive Officer for 2023 was approved by the NCSO on
December 21, 2022 and has remained unchanged since 2016. Mr. Wahl has not received an increase in base salary for the last eight years. Mr. Shea's and Mr. Kush's base salaries were also unchanged from 2022. Mr. Orr's and Mr. Brophy's increases in base salary reflected the increased scope of their roles compared to previous years.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Change
Theodore Wahl	$1,005,108	$1,005,108	—%
John C. Shea	$606,703	$606,703	—%
Andrew W. Kush	$639,000	$639,000	—%
Patrick J. Orr	$541,007	$579,407	7.1%
Andrew M. Brophy	$210,716	$221,481	5.1%
Annual Incentives.We structure our annual incentive program as incentive bonus payments to reward our
NEOs based on the Company’s performance and our evaluation of the individual executive’s contribution to that performance. This allows the NEOs to receive a significant portion of their compensation based on the results that they helped us to achieve.
The incentive bonuses paid to the members of the Executive Management Team are calculated as a percentage of the Company’s income before income taxes. The CEO receives his bonus on an annual basis while the other members of the Executive Team receive quarterly bonus payments. This approach reflects the importance of income before income taxes in assessing our overall performance for those responsible for the Company’s operational and financial success, providing line of sight to both top-line growth and the appropriate management of costs. This performance-based compensation structure aligns with our strategic focus and Company Vision - To Be
THE Choice For Our Customers - resulting in retention of and growth in relationships through good customer service, expansion of our services, effective execution in all that we do and cost management. Mr. Brophy is not a member of the Executive Management Team and receives an annual discretionary bonus based on individual and company performance.
For NEOs other than the President and Chief Executive Officer and Principal Accounting Officer, incentive compensation can be modified up or down based on other aspects of quantifiable financial and operational performance for which the executive officers are accountable. Examples of the performance taken into account include growth in the number of facilities serviced, profitability, client retention and satisfaction and overall management of their functional area. No discretion is applied in determining the total value of the annual incentive earned by the President and Chief Executive Officer given his direct accountability to shareholders for our overall financial performance.
For the President and Chief Executive Officer, the annual incentive payout is subject to an overall maximum of two times base salary. The total annual incentive earned by Mr. Wahl for 2023 was $397,920, equating to 40% of base salary. Mr. Wahl elected to receive 35% of this compensation, or $139,265, in the form of shares of Common Stock in early 2024. The remaining balance of $258,655 was received in cash.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 34
Compensation, Discussion & Analysis
Elements of Compensation.
Annual incentive outcomes for the other members of the Executive Management Team were validated against the operational performance achievements towards which they contributed. Accordingly the following payments were approved for our NEOs with respect to 2023 performance:

Named Executive Officer	2023 Cash Annual Incentive	2023 Equity Annual Incentive	2023 Annual Incentive (% of salary)
Theodore Wahl	$258,655	$139,265	40%
John C. Shea	$90,100	$—	15%
Andrew W. Kush	$144,163	$—	23%
Patrick J. Orr	$108,122	$—	19%
Andrew M. Brophy[1]	$64,575	$—	29%
1.Mr. Brophy’s incentive bonus is not tied to financial performance, but is instead discretionary and paid based on his success in his position and contribution to his role.
Long-Term Equity Incentive Awards.The NCSO Committee is responsible for approving the population of individuals who will be granted equity awards, the number of equity awards each individual will receive, the option price per share (if applicable), the exercise period (if applicable) and vesting of each award. Guidelines for the number of equity awards granted to each officer are determined using a procedure approved by the NCSO
Committee based upon several factors, including the officer’s salary level, individual contributions to the Company’s performance and the value of the equity award at the time of grant. We grant equity awards at the fair market value of the underlying stock on the date of grant.
Long-term equity incentive awards are currently granted to the Executive Management Team as a combination of stock options, RSUs and PSUs. The NCSO Committee believes that the use of stock options, RSUs and PSUs provides a clear incentive to the Executive Management Team to deliver long-term sustainable and profitable growth which translates into value creation for our shareholders, in a responsible way. The vesting of RSUs is phased over a period of five years, and the vesting of PSUs is three years, to reinforce this long-term focus and enhance retention.
In making its decision to grant these awards, the NCSO Committee considered the competitive challenges to our business and the resulting focus, efforts and expertise the Executive Management Team has expended to meet these challenges and foster the growth and financial position of the Company. In determining award values the
NCSO Committee considers a range of factors that takes into account not just competitive market data, but also the performance of the Company more generally and the contributions of individuals to our performance accomplishments in the prior year.
The following awards were approved and granted during 2023 to our NEOs:

Named Executive Officer	Stock Options (#)	Stock Option Grant Date Fair Value[1]	Restricted Stock Units (#)	Restricted Stock Units Grant Date Fair Value[1]	Performance Stock Units (#)	Performance Stock Units Grant Date Fair Value[2]	Total Grant Date Fair Value
Theodore Wahl	116,799	$762,697	111,190	$1,525,527	47,075	$762,615	$3,050,839
John C. Shea	23,192	$151,444	22,078	$302,910	9,347	$151,421	$605,775
Andrew W. Kush	23,192	$151,444	22,078	$302,910	9,347	$151,421	$605,775
Patrick J. Orr	17,540	$114,536	16,698	$229,097	7,069	$114,518	$458,151
Andrew M. Brophy	—	$—	3,644	$49,996	—	$—	$49,996
1.All options and restricted stock unit awards granted vest and are exercisable ratably over a five-year period on each yearly anniversary of the grant date of the award.
2.Performance stock unit awards vest upon certification by the Board in 2026, provided that the performance targets, based on relative Total
Shareholder Return (“TSR”), are met for the three-year period ended December 31, 2025.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 35
Compensation, Discussion & Analysis
Elements of Compensation.
Performance stock units can be earned based on a three-year relative TSR performance relative to the S&P
MidCap 400 Index. The NCSO determined that this was an appropriate peer group given the absence of a sufficiently large enough group of directly relevant peers for performance comparisons. The first award of performance stock units was made in 2021 and the applicable three-year performance period concluded on
December 31, 2023. The performance period for the second award of performance stock units was made in 2022 and the applicable three-year performance period will conclude on December 31, 2024.
The table below represents the vesting conditions for performance stock unit awards:

HCSG TSR Percentile Ranking	Percentage of Target PSUs Earned
Less than the 25th percentile	—%
at the 25th percentile(1)	50%
at the 50th percentile	100%
At or above the 75th percentile	150%
(1) Performance between the 25th percentile and the 75th percentiles is interpolated.
In January 2023, 2022 and 2021, the NCSO Committee granted options to purchase an aggregate of approximately
181,000, 282,000 and 175,000 shares of Common Stock, respectively, to our NEOs. In January 2023, 2022 and
2021, the NCSO Committee granted restricted stock units of an aggregate of approximately 176,000, 129,000, and
86,000 shares, respectively, to our NEOs. In January 2023, 2022 and 2021, the NCSO Committee granted performance stock units of an aggregate of approximately 73,000, 54,000 and 35,000 shares, to the Executive
Management Team. See the table entitled Grant of Plan-Based Awards included in this Proxy Statement for more information on the 2023 grants. The NCSO Committee has also granted awards to other levels of Company management and key employees creating a culture of ownership and to incentivize and encourage contributions and performance results that drive long-term shareholder value.
Deferred Compensation Plan.    The Company offers a Supplemental Executive Retirement Plan (“SERP”) for executives and certain key employees. The SERP is not qualified under Section 401 of the Internal Revenue Code.
The SERP allows participants to defer up to 25% of their earned income on a pre-tax basis and as of the last day of each plan year, each participant will be credited with a 25% match of their earnings deferred (up to 15%) in the form of the Company’s Common Stock based on the then-current market value. SERP participants fully vest in the
Company’s matching contribution three years from the first day of the initial year of participation. The income deferred and the matching contributions are unsecured and subject to the claims of the Company’s general creditors.
Under the SERP, we are authorized to issue up to 1,012,000 shares of our Common Stock to our employees.
Pursuant to such authorization, approximately 225,000 shares are available for future grant at December 31, 2023.
As of December 31, 2023, and since the initiation of the SERP, the Company’s 25% match has resulted in approximately 787,000 shares of Common Stock being issued to the trustee. At the time of issuance, such shares are accounted for at cost, as treasury stock. At December 31, 2023, approximately 322,000 of such shares are vested and remain in the respective active participants’ accounts. Participants may not withdraw or sell such stock until the termination of their employment.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 36
Compensation, Discussion & Analysis
Elements of Compensation.
Employee Stock Purchase Plan.    We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. In 2021, the Board of Directors extended the ESPP for an additional five offerings through 2026. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our Common Stock to our employees. Pursuant to such authorization, we have 1,779,000 shares available for future grant at December 31, 2023. Furthermore, under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Common Stock. No employee may purchase Common Stock which exceeds $25,000 in fair market value (determined on the date of grant) for each calendar year. The price per share is equal to the lower of 85% of the fair market price on the first day of the offering period or 85% of the fair market price on the day of purchase.
Other Elements of Compensation and Perquisites.
Medical Insurance. We provide to each NEO and their respective spouses and children such health, dental and optical insurance as we may from time to time make available to our management employees. This insurance benefit requires an employee co-payment of the insurance premium.
Life and Disability Insurance. We provide to each NEO such disability and/or life insurance as we in our sole discretion may from time to time make available to our other management employees.
Automobile Use. Members of the Executive Management Team are provided with the use of a Company fleet vehicle.
Compensation Risk Assessment.
Our NCSO committee believes that our incentive compensation arrangements of the Company’s NEOs provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks;
are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the NCSO committee because (i) the annual long-term (equity-
based) compensation programs are subject to 5 year time-based vesting conditions and (ii) performance targets for the annual short-term (cash bonus) compensation programs in place for the Executive Management Team, were linked to overall corporate performance (percentage of the Company’s income before taxes). For the annual short-
term (cash bonus) compensation programs in place for our eligible home office and field operations leaders, performance targets were linked to multiple performance measures including non-financial objectives (such as recruiting and developing future management personnel, maintaining good relationships with clients and employees, and compliance with operational reporting requirements), with reasonable caps and appropriate controls to establish targets and validate actual performance against the targets before payouts were made.
Further, our Chief Compliance Officer reports to NCSO committee on at least an annual basis on matters relating to employee compensation. In addition, our independent compensation consultant regularly reviews our executive compensation program for the purpose of identifying potential sources of risk and reports its findings to the NCSO committee.
Stock Ownership Guidelines.
Members of the Executive Management Team are expected to hold an amount of Company Common Stock with a value that is at least equal to a specified multiple of their base salary. Newly appointed members of the Executive
Management Team must attain the guideline ownership within five years of the date that they become executive officers. In accordance with this policy, the President and Chief Executive Officer is required to hold stock with a value of at least six times his base salary, while the Company’s Executive Vice Presidents are each required to hold stock with a value of at least two times their base salary.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 37
Compensation, Discussion & Analysis
Stock Ownership Guidelines.
Stock ownership includes shares owned outright, restricted stock units and stock equivalents held under deferred compensation arrangements. Additionally, one-half of the guidelines may be met by vested, in-the-money stock options held by the executive. If an executive does not meet the ownership requirement on the applicable measurement date, the executive must retain all net shares from the exercise of stock options and the vesting of restricted stock and restricted stock units until the minimum current ownership requirement is achieved. The following table includes our Executive Management Team's requirements for the stock ownership guidelines and current ownership as of December 31, 2023.

Executive Management Team	Ownership Requirement (% of salary)	Current Ownership (% of salary)
Theodore Wahl	600%	610%
John C. Shea	200%	158%
Andrew W. Kush	200%	136%
Patrick J. Orr	200%	109%
Jason J. Bundick	200%	157%
While certain members of the Executive Management Team do not have a current ownership percentage matching or exceeding the minimum ownership requirement as of December 31, 2023, all members of the Executive
Management Team have remained in compliance with the guidelines.
Change of Control.
The Company’s 2020 Amended Omnibus Incentive Plan (the “2020 Plan”) includes a “double-trigger” approach to vesting of stock awards upon a change in control, meaning vesting would occur if a change in control occurs and the outstanding equity awards are not fully assumed, or where the outstanding equity awards are fully assumed by the resulting entity and the participant is subsequently terminated or resigns for good reason. We believe a double-
trigger approach provides adequate employment protections and reduces, for the shareholders’ benefit, potential transaction costs associated with the awards.
Clawback Policy.
Effective October 27, 2023 the Company adopted a clawback policy to align with listing rules adopted by Nasdaq as required by the SEC. The policy applies to all executive officers (as defined under the applicable rules) and requires the Company to seek to recoup certain incentive-based compensation, whether cash- or equity-based, from current or former officers and in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The
Board of Directors has delegated the oversight of this policy to the NCSO Committee, which has the authority to determine the necessity, exercise and implement the clawback of executive incentive-based compensation in the event of a restatement of Company financial statements. In the event that recovery is required, the NCSO
Committee will review and recover reasonably promptly the applicable portion of incentive-based compensation awarded to or earned by our officers during the three-year period prior to any restatement of the Company’s financial results. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 38
Compensation, Discussion & Analysis
Clawback Policy.
Application of the Clawback Policy
For the year ended December 31, 2023, the Company was required to prepare an accounting restatement as a result of a prior period error correction. The error was discovered during the year-end reporting process and was related to the Company's estimate for accrued payroll, specifically accrued vacation. The Company concluded the error was not material to the Company's previously reported consolidated financial statements or unaudited interim condensed consolidated financial statements. More information related to the error correction can be found in the
Company's 2023 Form 10-K. The NSCO Committee determined that there was no erroneously awarded compensation attributable to such accounting restatement; therefore, no amount was pursued from any current or former executive officers.
Stock Trading Black-Out Period and Anti-Hedging Policy.
Under the Company’s insider trading policy, officers, non-employee directors and key personnel may purchase or sell our securities only during non “black-out periods”. “Black-out periods” begin at the close of trading on Monday of the third week in the third month of each fiscal quarter and end at the close of the business day following the date of each quarterly earnings announcement. Additionally, the Company has adopted a policy which prohibits our officers, non-employee directors and key personnel from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of our Common Stock.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 39
Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during the Company’s prior three fiscal years, as applicable, for the Company’s NEOs.

Name and Principal Position		Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	Nonqualified Deferred Compensation Earnings	All Other Compensation[4]	Total
	Year	($)	($)	($)	($)	($)	($)	($)
Theodore Wahl	2023	1,005,108	2,431,170	762,697	258,648	55,080	47,207	4,559,910
President & Chief Executive Officer & Director	2022	1,005,108	2,214,062	737,227	338,115	74,042	45,709	4,414,263
	2021	1,005,108	2,372,441	720,287	231,846	62,354	13,737	4,405,773

Andrew W. Kush	2023	639,000	454,332	151,444	144,163	25,968	37,525	1,452,432
Executive Vice President & Chief Operating Officer	2022	639,000	451,708	150,114	90,164	31,097	35,064	1,397,147
	2021	639,000	427,891	143,858	123,646	31,950	21,646	1,387,991

John C. Shea	2023	606,703	454,332	151,444	90,100	24,012	33,426	1,360,017
Executive Vice President & Chief Administrative Officer	2022	606,703	452,706	150,114	56,353	27,219	31,619	1,324,714
	2021	606,703	427,891	143,858	77,279	27,229	11,274	1,294,234

Patrick J. Orr	2023	579,407	347,371	114,536	108,122	21,780	22,335	1,193,551
Executive Vice President & Chief Revenue Officer	2022	541,007	323,232	106,953	56,353	15,424	18,931	1,061,900
	2021	506,250	324,458	107,639	77,279	19,670	—	1,035,296

Andrew M. Brophy	2023	221,481	49,996	—	64,575	10,212	10,817	357,081
Vice President, Controller, & Principal Accounting Officer	2022	210,716	49,992	—	61,500	9,429	13,222	344,859
	2021	183,100	20,001	—	68,005	5,227	11,274	287,607

1.The total amounts in these columns do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the
NEO. Instead, the amounts reflect the aggregate grant date fair value of restricted stock awards, restricted stock unit awards, performance stock unit awards, incentive awards received in stock, and ESPP awards computed in accordance with FASB ASC Topic 718. A more detailed discussion of the assumptions used in calculating these values may be found in Note 10 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended
December 31, 2023. For PSUs granted in 2023, the grant date fair value reported is based upon the probable outcome of performance at the grant date.

	Fiscal 2023 Grants of Performance Awards
	Probable Outcome ($)	Highest Outcome ($)
Theodore Wahl	$762,615	$1,143,923
John C. Shea	$151,421	$227,132
Andrew W. Kush	$151,421	$227,132
Patrick J. Orr	$114,518	$171,777
Andrew M. Brophy	N/A	N/A
The grant date fair value of performance awards with market-based conditions like relative total shareholder return is determined based on a Monte Carlo simulation.
2.The total amounts in this column do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the
NEO. Instead, the amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. A more detailed discussion of the assumptions used in calculating these amounts may be found in Note 10 of the Notes to the Financial Statements in our Annual
Report on Form 10-K for the year ended December 31, 2023. Refer also to the Compensation Discussion and Analysis for further information.
3.Amounts shown in this column represent annual performance-based cash payments under the annual incentive program, as described in the Compensation
Discussion and Analysis. No future pay-outs will be made with respect to any of the plan-based awards under the plan.
4.Includes automobile allowance, vehicle lease, and contributions paid by the Company towards employee’s health and life insurance premiums.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 40
Grant of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2023, to each of the NEOs.

	Grant Date	Date Award Approved	Estimated Future Payouts Under Equity Incentive Plan Awards[1]	Estimated Future Payouts Under Equity Incentive Plan Awards (#)[2]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards	Grant Date Fair Value of Stock and Option Awards
Name			Target (#)	Thres- hold	Target	Maxi- mum	(#)	(#)	($/sh)	($)
Theodore Wahl	2/24/2023	12/21/2022	—	23,538	47,075	70,613	111,190	116,799	$13.72	$3,050,839
	12/31/2023	12/21/2022	11,519				—	—	$12.09	$139,265
John C. Shea	2/24/2023	12/21/2022	—	4,674	9,347	14,021	22,078	23,192	$13.72	$605,775
Andrew W. Kush	2/24/2023	12/21/2022	—	4,674	9,347	14,021	22,078	23,192	$13.72	$605,775
Patrick J. Orr	2/24/2023	12/21/2022	—	3,535	7,069	10,604	16,698	17,540	$13.72	$458,151
Andrew M. Brophy	2/24/2023	12/21/2022	—	—	—	—	3,644	—	$13.72	$49,996
1.Represents the shares received during 2024 as a result of Mr. Wahl’s election to receive a portion of his 2023 performance-based compensation in Company
Common Stock. The grant date of such shares is reflected as the date in which the total amount of such performance-based compensation is earned by Mr.
Wahl.
2.These performance stock units were granted under the 2020 Plan and vest upon certification by the Board in 2026, provided that the performance targets, based on Relative TSR, are met for the three-year periods ended December 31, 2025.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.
The Company has no employment agreements with any of the NEOs. No previously granted options or other equity-
based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2023. As set forth above in the Compensation Discussion and Analysis, the Company believes that part of the compensation for the NEOs should be in the form of long-term equity grants so as to align the interests of the NEOs with the
Company’s shareholders. In accordance with these objectives, Mr. Wahl received stock options to purchase
116,799 shares of Common Stock, 111,190 restricted stock units and 47,075 performance stock units. Messrs. Shea and Kush each received stock options to purchase 23,192 shares of Common Stock, 22,078 restricted stock units and 9,347 performance stock units. Mr. Orr received stock options to purchase 17,540 shares of Common Stock,
16,698 restricted stock units and performance stock units of 7,069. Mr. Brophy received 3,644 restricted stock units.
These stock options and restricted stock units vest over five years while performance stock units vest over 3 years, as an incentive to increase the long-term value of the Company and thereby increase the value of its Common
Stock.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 41
Outstanding Equity Awards at December 31, 2023
The following table summarizes the outstanding equity awards of each of the NEOs as of December 31, 2023:

		Option Awards				Stock Awards
Name	Grant Date[1]	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested[2]	Market Value of Unvested[3]	Unvested Equity Incentive Plan Awards[4]	Market Value of Equity Incentive Plan Awards[4]
Theodore Wahl	1/3/2014	15,000	—	$28.02	1/3/2024	—	$—	—	$—
	1/5/2015	15,000	—	$30.30	1/5/2025	—	$—	—	$—
	1/4/2016	15,000	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	30,000	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	50,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	40,000	10,000	$40.49	1/4/2029	8,500	$88,145	—	$—
	1/3/2020	30,000	20,000	$24.43	1/3/2030	31,093	$322,434	—	$—
	1/4/2021	41,277	61,916	$28.37	1/4/2031	30,074	$311,867	20,597	$—
	1/4/2022	36,317	145,266	$18.10	1/4/2032	65,170	$675,813	35,106	$150,254
	2/24/2023	—	116,799	$13.72	2/24/2033	111,190	$1,153,040	47,075	$361,065

John C. Shea	1/3/2014	6,250	—	$28.02	1/3/2024	—	$—	—	$—
	1/5/2015	1,650	—	$30.30	1/5/2025	—	$—	—	$—
	1/4/2016	1,650	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	1,650	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	10,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	8,000	2,000	$40.49	1/4/2029	1,700	$17,629	—	$—
	1/3/2020	10,634	7,087	$24.43	1/3/2030	5,634	$58,425	—	$—
	1/4/2021	8,244	12,366	$28.37	1/4/2031	6,006	$62,282	4,168	$—
	1/4/2022	7,395	29,579	$18.10	1/4/2032	13,270	$137,610	7,148	$30,593
	2/24/2023	—	23,192	$13.72	2/24/2033	22,078	$228,949	9,347	$71,691

Andrew W. Kush	1/3/2014	5,000	—	$28.02	1/3/2024	—	$—	—	$—
	1/5/2015	5,000	—	$30.30	1/5/2025	—	$—	—	$—
	1/4/2016	6,000	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	6,000	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	10,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	8,000	2,000	$40.49	1/4/2029	1,700	$17,629	—	$—
	1/3/2020	10,634	7,087	$24.43	1/3/2030	5,634	$58,425	—	$—
	1/4/2021	8,244	12,366	$28.37	1/4/2031	6,006	$62,282	4,168	$—
	1/4/2022	7,395	29,579	$18.10	1/4/2032	13,270	$137,610	7,148	$30,593
	2/24/2023	—	23,192	$13.72	2/24/2033	22,078	$228,949	9,347	$71,691

Patrick J. Orr	1/5/2015	2,000	—	$30.30	1/4/2026	—	$—	—	$—
	1/4/2016	4,000	—	$34.14	1/4/2027	—	$—	—	$—
	1/4/2017	5,000	—	$39.38	1/4/2028	—	$—	—	$—
	1/4/2018	5,000	—	$52.06	1/4/2029	—	$—	—	$—
	1/4/2019	4,000	1,000	$40.49	1/3/2030	770	$7,985	—	$—
	1/3/2020	5,115	3,408	$24.43	1/4/2031	2,578	$26,734	—	$—
	1/4/2021	6,169	9,252	$28.37	1/4/2032	4,494	$46,603	3,078	$—
	1/4/2022	5,269	21,074	$18.10	1/4/2032	9,454	$98,038	5,093	$21,798
	2/24/2023	—	17,540	$13.72	2/24/2033	16,698	$173,158	7,069	$54,219

EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 42

		Option Awards				Stock Awards
Name	Grant Date[1]	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested[2]	Market Value of Unvested[3]	Unvested Equity Incentive Plan Awards[4]	Market Value of Equity Incentive Plan Awards[4]

Andrew M. Brophy	1/4/2019	—	—	$—	—	24	$249	—	$—
	1/3/2020	—	—	$—	—	246	$2,551	—	$—
	1/4/2021	—	—	$—	—	423	$4,387	—	$—
	1/4/2022	—	—	$—	—	2,210	$22,918	—	$—
	2/24/2023	—	—	$—	—	3,644	$37,788	—	$—

1.Options and stock awards vest 20% per year on the anniversary of the grant date for each of the five years subsequent to the grant date.
2.Unless otherwise noted herein, restricted stock awards and restricted stock units vest at the rate of 20% annually, commencing on the first anniversary from the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of Common Stock underlying the restricted stock awards and restricted stock units will be issued upon vesting.
3.Valued based on the closing price of a share of the Company’s Common Stock on December 31, 2023 as reported on the Nasdaq Global Select Market
($10.37).
4.Performance stock unit awards were granted under the 2020 Plan and vest upon certification by the Board in 2024, 2025 and 2026 provided that the performance targets, based on Relative TSR, are met for the three-year periods ended December 31, 2023, 2024 and 2025. The awards are valued at fair market value as of December 31, 2023. The number of outstanding unvested equity incentive plan awards is equal to the number of PSUs earned based on achieving a performance target at the 50th percentile. The 2022 and 2023 grants were valued at $4.28 and $7.67 per unit, respectively, based upon a Monte
Carlo simulation used to determine the probable outcome of the performance condition at December 31, 2023. The 2021 grants had no value at December 31,
2023 since performance was below the 25th percentile and December 31, 2023 marked the end of the performance period for that tranche of grants.
Option Exercises and Stock Vested During 2023
The following table sets forth information concerning the option exercises and stock awards vested of each of the
NEOs during the year ended December 31, 2023:

	Stock Option Awards		Restricted Stock and Restricted Stock Units
	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Theodore Wahl	—	$—	56,365	$711,910
John C. Shea	—	$—	11,038	$139,455
Andrew W. Kush	—	$—	11,038	$139,455
Patrick J. Orr	—	$—	6,121	$77,382
Andrew M. Brophy	—	$—	841	$10,642
Non-Qualified Deferred Compensation
The following table sets forth information concerning the non-qualified deferred compensation of each of the NEOs during the year ended December 31, 2023, as well as the aggregate balance of non-qualified deferred compensation as of December 31, 2023:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Gains (Losses) in Last FY	Aggregate Balance at Last FYE
Theodore Wahl	$201,483	$50,371	$636,929	$4,669,481
John C. Shea	$105,159	$26,290	$185,506	$1,787,058
Andrew W. Kush	$118,495	$29,624	$63,107	$1,080,499
Patrick J. Orr	$103,895	$25,974	$59,564	$604,642
Andrew M. Brophy	$42,908	$10,727	$29,202	$231,590
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 43
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is
providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of the President and Chief Executive Officer. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
At December 31, 2023, we had over 33,000 employees (full-time and part-time), all located in the United States.
We determined the total annual compensation for our employees for the year ended December 31, 2023 using data from our payroll records for the month of December 2023, which we then extrapolated for the full year of 2023. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the SCT. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the President and Chief Executive Officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the President and Chief Executive Officer. The total annual compensation of the median employee for the year ended December 31, 2023 was $31,814. For the year ended December 31, 2023, the ratio of our President and Chief Executive Officer’s total annual compensation to that of our median employee was approximately 143:1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 44
Pay Versus Performance

Year	Summary Compensation Table total for PEO[1]	Compensation Actually Paid (“CAP”) to PEO [1,2,3]	Average Summary Compensation Table total for non-PEO NEOs[4]	Average CAP to non-PEO NEOs2, [4,5]	Value of initial fixed $100 investment based on:		Net income[7] (in thousands)	Income before income taxes7, [8] (in thousands)
					Total shareholder return[6]	Peer group total shareholder return[6]
2023	$4,559,910	$3,337,578	$1,090,770	$953,222	$48	$144	$38,386	$53,056
2022	$4,414,263	$2,445,181	$1,027,589	$765,385	$56	$123	$34,243	$44,553
2021	$4,405,773	$1,424,534	$986,045	$593,330	$78	$142	$48,543	$65,512
2020	$4,182,274	$4,908,914	$1,254,008	$1,535,216	$120	$114	$98,682	$129,186
1.Our CEO, Theodore Wahl, is listed in the table as the principal executive officer (“PEO”) for each year.
2.Compensation actually paid is defined in Item 402(v)(2)(iii) of Regulation S-K. Reconciliation of the amounts included in the Summary
Compensation Table to compensation actually paid is provided in the “Narrative Disclosure to Pay Versus Performance Table” section below.
3.Below is the reconciliation of the Summary Compensation Table to Compensation Actually Paid for the PEO:

Reconciliation of Summary Compensation to CAP for Principal Executive Officer	2023	2022	2021	2020
Summary Compensation Table	$4,559,910	$4,414,263	$4,405,773	$4,182,274
Less: Equity awards included in Summary Compensation Table	(3,193,867)	(2,951,289)	(3,092,728)	(2,618,792)
Add: Year-end fair value of equity awards granted during current year that are outstanding and unvested at year- end	2,043,205	1,695,607	1,322,617	2,576,882
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested at year-end	(126,179)	(961,109)	(1,452,692)	526,740
Add: Change in fair value during current year of equity awards granted in prior years that vested in the current year	(2,866)	10,543	10,543	2,750
Add: Fair value on vesting date for current year equity grants	57,375	74,167	62,953	65,323
Less: Fair value at end of prior year for any stock awards which were forfeited during current year	—	—	—	—
Add: Dollar value of any dividends, dividend equivalents, or other earnings paid on stock or option awards	—	162,999	168,068	173,737
Total Compensation Actually Paid (CAP):	$3,337,578	$2,445,181	$1,424,534	$4,908,914
4.The non-PEO NEOs included in the calculation for average summary compensation and compensation actually paid for each applicable year are the following:
•2023: John C. Shea, Andrew W. Kush, Patrick J. Orr, and Andrew M. Brophy
•2022: John C. Shea, Andrew W. Kush, Patrick J. Orr, and Andrew M. Brophy
•2021: John C. Shea, Andrew W. Kush, Patrick J. Orr, Jason J. Bundick, and Andrew M. Brophy
•2020: John C. Shea, Michael E. McBryan (former Executive Vice President, Chief Revenue Officer & Director), Andrew W. Kush, and
Jason J. Bundick
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 45
Pay Versus Performance
5.Below is the reconciliation of the Summary Compensation Table to Compensation Actually Paid to the non-PEO NEOs:

Reconciliation of Summary Compensation to Average CAP for Non-Principal Executive Officer Named Executive Officers	2023	2022	2021	2020
Summary Compensation Table	$1,090,770	$1,027,589	$986,045	$1,254,008
Less: Equity awards included in Summary Compensation Table	(430,864)	(421,208)	(404,679)	(427,318)
Add: Year-end fair value of equity awards granted during current year that are outstanding and unvested at year-end	289,006	242,410	187,532	534,983
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested at year-end	(15,443)	(127,340)	(218,593)	110,687
Add: Change in fair value during current year of equity awards granted in prior years that vested in the current year	(1,594)	1,272	1,429	790
Add: Fair value on vesting date for current year equity grants	21,347	20,827	18,401	28,039
Less: Fair value at end of prior year for any stock awards which were forfeited during current year	—	—	—	—
Add: Dollar value of any dividends, dividend equivalents, or other earnings paid on stock or option awards	—	21,835	23,195	34,027
Total Compensation Actually Paid (CAP):	$953,222	$765,385	$593,330	$1,535,216
6.Total shareholder return (TSR) is calculated based on the return of $100 invested four years prior to the applicable year-end date in stock or index, including reinvestment of dividends. For purposes of the peer group TSR, the Company used the peer group it uses for purposes of
Regulation S-K Item 201(e)(1)(ii), please see the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2024 for further information (the “2023 Form 10-K”).
7.During the 2023 year-end financial reporting process, the Company identified a prior period accounting error for accrued payroll, and specifically accrued vacation that was concluded not to be material to the Company's previously reported consolidated financial
statements.The Company corrected the errors by revising the Company's Consolidated Balance Sheets and Consolidated Statements of
Comprehensive Income for the years ended December 31, 2022 and 2021 in the 2023 Form 10-K. The amounts listed in the table above for
Net Income as well as Income Before Income Taxes are reflective of these corrections.
8.Our company-selected measure is Income before Income Taxes. Our Consolidated Statements of Comprehensive Income included on our
Form 10-K include details of how this is calculated.
Differences in the calculations of compensation in the summary compensation and the compensation actually paid are driven primarily on the determination of fair value used to calculate GAAP stock compensation expense and the
SEC definition in the compensation actually paid calculation and the timing of equity awards issued during the years ended December 31, 2023, 2022, 2021, and 2020. For each of the periods included in the CAP table, we have granted the vast majority of our equity awards to the NEOs, including the PEO, and other employees during the first quarter of each fiscal year. Expense for GAAP purposes (which is included in the Summary Compensation Table)
for these grants is measured at fair value at the grant date using the current stock price and other inputs that are determined at the grant date, which is then recorded as straight-line stock compensation expense over the vesting period for each grant.
In the CAP calculation, the fair value of each equity award is revalued at the end of each fiscal year (instead of the grant date) or upon vesting. For unvested RSUs, we calculated the fair value of outstanding units as the total number of unvested shares times the year-end stock price. For unvested stock options, we calculated the fair value of outstanding unvested options using an updated Black-Scholes model with inputs updated for each respective year-end date. For unvested PSUs, we calculated the fair value of unvested units using an updated Monte-Carlo model with inputs updated for each respective year-end date. Changes in fair value from the grant date, or the previous year-end, to the end of each year in the table were primarily driven by changes in our stock price. No changes were made to the valuation methods or models used in calculating the fair value as of year-end versus each grant date, and no significant changes were made to assumptions used in the models. As equity awards are a significant portion of the compensation package provided to our NEOs, our CAP may fluctuate significantly from period to period based on changes in our stock price.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 46
Pay Versus Performance
Tabular List of Company Performance Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2023:

Company Selected Measures
Income before income taxes
Total Shareholder Return
Only two measures are identified reflecting the sole two financial performance measures currently used in our executive compensation framework. Given total shareholder return is already included in the pay versus performance table above, Company income before income taxes is identified as our company-selected measure.
Further details on how these performance measures are used in our incentive plans can be found in the
Compensation Discussion and Analysis section.
Description of CAP Versus Company Performance
Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to net income:
Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to income before income taxes:
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 47
Pay Versus Performance
Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to the TSR and peer group TSR:
*Value of initial fixed investment of $100.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 48
Nominating, Compensation and Stock Option Committee Report
The compensation of the President and Chief Executive Officer of the Company is determined by the Nominating,
Compensation and Stock Option Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.
In consultation with the President and Chief Executive Officer, the NCSO Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The Nominating,
Compensation and Stock Option Committee reviews major organizational and staffing matters. With respect to director compensation, the Nominating, Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-
term shareholder interests. Finally, the Nominating, Compensation and Stock Option Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Nominating, Compensation and
Stock Option Committee’s charter provides that the Nominating, Compensation and Stock Option Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.
The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation
Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
Diane S. Casey, Chairwoman
John J. McFadden
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 49
Compensation Committee Interlocks and Insider Trading
No member of the NCSO was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2023. No member of the NCSO Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2023. None of our executive officers was a director or a member of the NCSO Committee of another entity during the fiscal year ended December 31, 2023.
There were no transactions between any member of the NCSO Committee and the Company during the fiscal year ended December 31, 2023 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the
Exchange Act.
EXECUTIVE COMPENSATION
2024 PROXY STATEMENT 50
audit
matters
2024 PROXY STATEMENT
2024 PROXY STATEMENT 51
Independent Registered Public Accounting Firm. (Proposal No. 3)
The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent
Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2024. Grant Thornton
LLP has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of
Grant Thornton LLP to serve as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2024. A representative of Grant Thornton LLP, which has served as the Company’s
Independent Registered Public Accounting Firm since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if so desired and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant
Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.
Pre-Approval Policies and Procedures
The Audit Committee policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm are reflected in the Audit Committee Charter. The Audit Committee
Charter provides that the Audit Committee shall review and pre-approve both audit and non-audit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the
Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange
Act.
All services performed by our independent registered public accounting firm were pre-approved by the Audit
Committee.
The Board of Directors recommend a vote “FOR” the approval and ratification of the selection of Grant
Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2024.
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast at the Annual
Meeting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
AUDIT MATTERS
2024 PROXY STATEMENT 52
Fees Paid to Auditors
The following table sets forth the fees billed by the Company’s independent registered public accounting firm during fiscal years 2023 and 2022:

	2023	2022
Audit fees [1]	$1,305,000	$1,158,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$1,305,000	$1,158,000

1.Audit fees billed by Grant Thornton LLP related to the audits of the Company’s annual financial statements and internal control over financial reporting; the review of the Company’s financial statements included in the Quarterly Reports on Form 10-Q; review of documents filed with the SEC; and reimbursement for direct out-of-pocket expenses.
AUDIT MATTERS
2024 PROXY STATEMENT 53
Audit Committee Report
The members of the Audit Committee from January 1, 2023 to December 31, 2023 were Messrs. Ottaviano and
Simmons, Jr. and Ms. Grant. Mr. Simmons, Jr. was the Chairman of the Audit Committee throughout 2023. The
Audit Committee met five times during the fiscal year ended December 31, 2023. The Audit Committee is responsible for the appointment of the Independent Registered Public Accounting Firm for each fiscal year, recommending the discharge of the Independent Registered Public Accounting Firm to the Board and confirming the independence of the Independent Registered Public Accounting Firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Registered Public Accounting
Firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and
reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Registered Public Accounting Firm.
A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s website at
www.hcsg.com.
The Company’s Independent Registered Public Accounting Firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Registered Public Accounting
Firm.
In connection with the audit of the Company’s financial statements for the year ended December 31, 2023, the Audit
Committee met with representatives from Grant Thornton LLP, the Company’s Independent Registered Public
Accounting Firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Grant
Thornton LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing
Standards.
The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In February
2024, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant
Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.
In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023, as well as management’s assessment of internal controls over financial reporting.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of
Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton
LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s
Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
AUDIT COMMITTEE
Kurt Simmons, Jr., Chairman
Laura K. Grant
Dino D. Ottaviano
AUDIT MATTERS
2024 PROXY STATEMENT 54
amendment
to the
articles of
incorporation
2024 PROXY STATEMENT
2024 PROXY STATEMENT 55
Approval of an Amendment to Our Restated Articles of Incorporation to
Increase the Number of Authorized Shares of Common Stock from 100
Million to 300 Million. (Proposal No. 4)
Our Restated Articles of Incorporation (“Articles”) currently authorize the issuance of up to 100 million shares of
Common Stock. As of our record date, April 1, 2024, approximately 73.6 million shares were issued and outstanding. Additionally, we have approximately 4.3 million shares total reserved for issuance under the 2020 Plan, the Healthcare Services Group, Inc. Employee Stock Purchase Plan, and the Healthcare Services Group, Inc.
Amended and Restated Deferred Compensation Plan (collectively the “Equity Plans”). As of April 1, 2024, there are
2.6 million shares of our Common Stock issuable upon the exercise of stock options outstanding, 1.5 million shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding and 0.3 million shares of our common stock issuable upon the vesting and settlement of performance stock units outstanding.
Appendix A to this Proxy Statement includes the text of the proposed amendment to the Articles. The Board believes that it is in the best interests of the Company and its shareholders to increase the number of authorized shares of Common Stock available for issuance to 300 million in order to provide us with greater flexibility in managing the Company and ensure the ability of the Board to respond efficiently and effectively to any corporate needs that arise.
The primary purpose of the proposed amendment to increase our authorized Common Stock is to enable us to take advantage of favorable market conditions and possible acquisition opportunities without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action. We have no current plans, arrangements or understandings for the issuance of our authorized shares Common Stock, except with respect to issuances pursuant to the Equity Plans.
The issuance of Common Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of common stock in a public or private sale, merger or in a similar transaction would increase the number of our outstanding shares, thereby diluting the interest of a party seeking to take over the Company. The proposed amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. Existing shareholders do not have preemptive rights with respect to future issuances of common stock by us and their interest in the Company could be diluted by such issuances with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.
The Board of Directors recommend a vote “FOR” the approval of an amendment to the Articles to increase the number of authorized shares of common stock from 100 million to 300 million: RESOLVED, that the Restated
Articles of Incorporation of the Corporation is hereby amended by replacing “The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock with a par value of $0.01 per share.” in Article 5 with: “The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 300,000,000 shares of common stock with a par value of $0.01 per share.”
Except as set forth in these Articles of Amendment, the Articles remain in full force and effect.
The Board of Directors recommend a vote “FOR” the approval of an amendment to our Articles to increase the number of authorized shares of common stock from 100 million to 300 million.
Vote Required
Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the votes cast at the Annual
Meeting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
AMENDMENT TO THE ARTICLES OF INCORPORATION
2024 PROXY STATEMENT 56
stock
ownership
information
2024 PROXY STATEMENT
2024 PROXY STATEMENT 57
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of April 1, 2024, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common
Stock, (ii) each director and director nominees, (iii) the Named Executive Officers as defined in Item 402(a)(3) of
Regulation S-K and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group[1]	Amount and Nature of Beneficial Ownership		Percent of Class[2]
BlackRock, Inc.[3]	13,511,293	4	18.3%
The Vanguard Group, Inc.[3]	8,629,517	5	11.7%
Mackenzie Financial Corp.[3]	4,120,921	6	5.6%
Royce & Associates, LP.[3]	3,914,207	7	5.3%
Theodore Wahl	873,525	8	1.2%
John C. Shea	125,598	9	-	22
Andrew W. Kush	125,186	10	-	22
Patrick J. Orr	76,452	11	-	22
Robert L. Frome	51,217	12	-	22
Dino D. Ottaviano	35,912	13	-	22
John J. McFadden	35,478	14	-	22
Diane S. Casey	32,477	15	-	22
Jude Visconto	30,477	16	-	22
Daniela Castagnino	15,474	17	-	22
Kurt Simmons, Jr.	11,428	19	-	22
Laura Grant	10,473	18	-	22
Andrew M. Brophy	2,854	20	-	22
Directors and Executive Officers as a group (14 persons)	1,536,358	21	2.1%
1.Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem,
PA 19020.
2.Based on 73,645,000 shares of Common Stock outstanding at April 1, 2024.
3.The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
The address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario M5V 3K1.
The address of Royce & Associates, LP. is 745 Fifth Avenue, New York, NY 10151.
4.According to Amendment No. 16 to Schedule 13G filed by BlackRock, Inc. on January 19, 2024, as of December 31, 2023, it has total beneficial ownership of 13,511,293 shares. Such beneficial ownership includes sole voting power with respect to 13,190,581 shares, and sole dispositive power with respect to 13,511,293 shares.
5.According to Amendment No. 13 to Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2024, as of December 31, 2023, it
has total beneficial ownership of 8,629,517 shares. Such beneficial ownership includes shared voting power with respect to 132,504 shares, sole dispositive power with respect to 8,419,967 shares and shared dispositive power with respect to 209,550 shares.
6.According to Amendment No. 5 to Schedule 13G filed by Mackenzie Financial Corporation on February 13, 2024, as of December 31,
2023, it has total beneficial ownership of 4,120,921 shares. Such beneficial ownership includes sole voting power with respect to
4,120,921 shares and sole dispositive power with respect to 4,120,921 shares.
7.According to Schedule 13G filed by Royce & Associates, LP on January 23, 2024, as of December 31, 2023, it has total beneficial ownership of 3,914,207 shares. Such beneficial ownership includes sole voting power with respect to 3,914,207 shares and sole dispositive power with respect to 3,914,207 shares.
STOCK OWNERSHIP INFORMATION
2024 PROXY STATEMENT 58
Security Ownership of Certain Beneficial Owners and Management
8.Theodore Wahl’s beneficial ownership includes incentive stock options to purchase 13,651 shares, and non-qualified stock options to purchase 344,260 shares, all currently exercisable, and 33,855 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s SERP. Additionally, it includes 77,958 and 39,389 shares held by Mr. Wahl’s wife and minor children, respectively.
9.Andrew W. Kush’s beneficial ownership includes incentive stock options to purchase 17,886 shares and non-qualified stock options to purchase 65,086 shares, all currently exercisable, and 12,237 shares credited to Mr. Kush’s account (but unissued) in connection with the Company’s SERP.
10.John C. Shea’s beneficial ownership includes incentive stock options to purchase 14,626 shares and non-qualified stock options to purchase 56,296 shares, all currently exercisable, and 13,464 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s SERP.
11.Patrick J. Orr’s beneficial ownership includes incentive stock options to purchase 15,503 shares and non-qualified stock options to purchase 31,815 shares, all currently exercisable, and 7,157 shares credited to Mr. Orr’s account (but unissued) in connection with the
Company’s SERP.
12.Robert L. Frome’s beneficial ownership includes non-qualified stock options to purchase 29,006 shares, all currently exercisable.
13.Dino D. Ottaviano’s beneficial ownership includes non-qualified stock options to purchase 29,006 shares, all currently exercisable.
14.John J. McFadden’s beneficial ownership includes non-qualified stock options to purchase 29,006 shares, all currently exercisable.
15.Diane S. Casey’s beneficial ownership includes non-qualified stock options to purchase 26,005 shares, all currently exercisable.
16.Jude Visconto’s beneficial ownership includes non-qualified stock options to purchase 24,005 shares, all currently exercisable.
17.Daniela Castagnino’s beneficial ownership includes non-qualified stock options to purchase 9,002 shares, all currently exercisable.
18.Laura Grant’s beneficial ownership includes non-qualified stock options to purchase 4,001 shares, all currently exercisable.
19.Kurt Simmons, Jr.s’ beneficial ownership includes 11,428 deferred stock units.
20.Andrew M. Brophy’s beneficial ownership includes 2,854 shares credited to Mr. Brophy’s account (but unissued) in connection with the
Company’s SERP.
21.Includes 783,667 shares underlying stock options granted to this group and the beneficial ownership of an executive officer who is not considered an NEO for the purposes of this year's Proxy statement. All stock options reflected in the security ownership table are currently exercisable; also includes 73,511 shares credited to the accounts of the executive officers (but unissued) in connection with the
Company’s SERP.
22.Less than 1% of the outstanding shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and 10% shareholders to file with the SEC and Nasdaq initial reports of ownership and reports of changes in ownership of the Company’s
Common Stock. Directors and executive officers are required to furnish the Company with copies of all
Section 16(a) reports which they file. In January 2024, one Form 4 reporting an equity grant and vesting of restricted stock units and stock options to each of Messrs. Shea, Wahl, Kush, Bundick, Orr, and Brophy were filed four days late. Based solely on a review of forms filed and on written representations from certain reporting persons that no
Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10%
beneficial owners complied during fiscal year 2023 with all applicable Section 16(a) filing requirements in a timely manner. The Company is not aware of any other delinquent Section 16(a) reports nor is it aware of any known failures to file for the year ended December 31, 2023.
STOCK OWNERSHIP INFORMATION
2024 PROXY STATEMENT 59
general
information
2024 PROXY STATEMENT
2024 PROXY STATEMENT 60
2024 Annual Meeting of Shareholders

Courtyard Philadelphia	May 28, 2024
3280 Tillman Drive, Bensalem, Pennsylvania 19020	10:00 a.m. Eastern Daylight Time
Who may vote?
The Record Date for the Annual Meeting is April 1, 2024. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. You are invited to vote on the proposals described in this Proxy
Statement because you were a Healthcare Services Group, Inc. shareholder on the Record Date, April 1, 2024.
Each share of Common Stock is entitled to one vote. As of April 1, 2024, we had 73,645,000 shares of Common
Stock outstanding and entitled to vote. There is no cumulative voting.
What constitutes a quorum?
In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is required to constitute a quorum at the Annual Meeting.
How many votes are required to approve each proposal?
Election of Directors
The affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the election to our Board of Directors of each of the nominees for director.
Shareholders do not have the right to cumulate their votes in the election of directors.
Approval of Executive Compensation
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote will be deemed to have received the non-binding approval of Proposal No. 2. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
Ratification of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for approval of Proposal No. 3. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
Approval and Adoption of the Amendment to Increase Authorized Shares
With respect to Proposal No. 4, the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote is required for the approval of Proposal No. 4. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
GENERAL INFORMATION
2024 PROXY STATEMENT 61
How are votes counted?
You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board. You may vote ‘FOR,’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal No. 2, Proposal No. 3 and Proposal No. 4. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’
each director nominee, ‘FOR’ Proposal No. 2, Proposal No. 3 and Proposal No. 4 and ‘FOR’ or ‘AGAINST’ any other proposal as recommended by the Board.
What is a broker non-vote?
If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of the independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors, the advisory vote regarding executive compensation and the amendment to the Restated Articles. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual
Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter. As each of Proposals 2 through 4 require the affirmative approval of a majority of the of the votes cast in person or by proxy and entitled to vote, broker non-votes will have no effect, as such votes are not cast.
How to Vote
You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.
How Proxies Work
Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual
Meeting in the manner you direct.
Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations.
You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.
Revoking a Proxy
A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual
Meeting or by voting in person at the Annual Meeting.
Attending in Person
Only shareholders, their proxy holders and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring photo identification. If you wish to attend the Annual
Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.
GENERAL INFORMATION
2024 PROXY STATEMENT 62
Expenses; Proxy Solicitation
The Company is soliciting your vote at our Annual Meeting. All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, email or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.
Deadline for Shareholder Proposals
Under our Third Amended and Restated By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Third Amended and
Restated By-laws for a director nomination or other business. With respect to the 2025 annual meeting, such notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices at
3220 Tillman Drive, Suite 300, Bensalem, PA 19020 no later than the close of business on December 27, 2024 (the
120th day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting). Shareholders who desire to present a proposal to be included in our proxy statement for our 2025 annual meeting must submit the proposal to us no later than December 27, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Any such proposal must be sent in writing to the Secretary of the
Company at the principal executive offices at 3220 Tillman Drive, Suite 300, Bensalem, PA 19020. In addition to the notice and information requirements contained in our Third Amended and Restated By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 31, 2025 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
GENERAL INFORMATION
2024 PROXY STATEMENT 63
additional
information
2024 PROXY STATEMENT
2024 PROXY STATEMENT 64
Certain Relationships and Transactions with Related Parties
The Company’s Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee or family member thereof. The Audit Committee does not have a formal written policy which sets forth its policies and procedures with respect to reviewing a related party transaction. The Audit Committee, however, will not approve any transaction unless the transaction is on terms comparable to those available to unaffiliated third parties and have terms reasonably expected to benefit the
Company.
Matthew J. McKee, MBA, the brother-in-law of Theodore Wahl, joined the Company in 2004 and is currently employed by the Company as Chief Communications Officer. During 2023, Mr. McKee earned total compensation for such service of approximately $719,000, consisting of $364,000 in base salary, $40,000 of incentive compensation, $232,000 of stock awards, $58,000 in option awards, nothing in non-qualified deferred compensation earnings and $26,000 of other compensation. The Audit Committee believes that the compensation paid to
Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.
Other Matters
So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.
ADDITIONAL INFORMATION
2024 PROXY STATEMENT 65
Annual Report
The 2024 Annual Report to Shareholders, including financial statements, is available under “2024 Proxy Materials”
at www.proxydocs.com/HCSG. Certain information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 16, 2024, is incorporated by reference to this Proxy Statement.

By Order of the Board of Directors,
JUDE VISCONTO Chairman

Dated:	April 26, 2024
Bensalem, Pennsylvania
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive,
Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsg.com.
ADDITIONAL INFORMATION
2024 PROXY STATEMENT 66

Healthcare SERVICES GROUP

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

Healthcare Services Group, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of April 1, 2024

Tuesday, May 28, 2024 10:00 AM, EDT

Courtyard Philadelphia Bensalem 3280 Tillman Drive, Bensalem, PA 19020

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, EDT, May 28, 2024.

Internet:
www.proxypush.com/HCSG
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-390-5232
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Theodore Wahl and Jason J. Bundick (the "Named Proxies"), and each or either of them, as attorneys proxies of the undersigned with full power of substitution and revocation, to vote all of the shares of common stock of Healthcare Services Group, Inc., a Pennsylvania corporation (the "Company"), the undersigned is entitled to vote at the Company's 2024 Annual Meeting of Shareholders to be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020, on Tuesday, May 28, 2024 at 10:00 a.m. (EDT), and at any adjournment or postponement thereof, upon the matters specified herein and upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned confers authority upon such attorneys proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED AS RECOMMENDED IN THE PROXY STATEMENT. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Healthcare SERVICES GROUP

Healthcare Services Group, Inc. Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect nine directors to the Board of Directors.				
		FOR	WITHHOLD		
	1.01 Diane S. Casey	☐	☐		FOR
	1.02 Daniela Castagnino	☐	☐		FOR
	1.03 Robert L. Frome	☐	☐		FOR
	1.04 Laura Grant	☐	☐		FOR
	1.05 John J. McFadden	☐	☐		FOR
	1.06 Dino O. Ottaviano	☐	☐		FOR
	1.07 Kurt Simmons Jr., CPA	☐	☐		FOR
	1.08 Jude Visconto	☐	☐		FOR
	1.09 Theodore Wahl	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To consider an advisory vote on a non-binding resolution to approve the compensation of our named executive officers.	☐	☐	☐	FOR
3.	To approve and ratify Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR
4.	To approve and adopt an amendment to our Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of common stock from 100 million to 300 million.	☐	☐	☐	FOR

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date